EXHIBIT 10.26

AMENDMENT TO MGM MIRAGE NONQUALIFIED STOCK OPTION

AGREEMENTS

This Amendment (this “Amendment”) is made and entered into as of June 30, 2011, between William J. Hornbuckle (the “Employee”) and MGM Resorts International (formerly MGM MIRAGE), a Delaware corporation (the “Company”).

WHEREAS, on May 3, 2005 the Company granted a Nonqualified Option (as defined in the May 3, 2005 Option Agreement (as defined below)) to the Employee under the Company’s 2005 Omnibus Incentive Plan and a Nonqualified Stock Option Agreement (Five Year Vesting) (the “Option Agreement”);

WHEREAS, on the date of grant of the Nonqualified Options, the Employee had previously entered into that certain Employment Agreement entered into as of July 9, 2001, by and between MGM Mirage and the Employee (the “Employment Agreement”) which contained certain terms relating to stock options;

WHEREAS, the Company has determined that the Option Agreement did not reflect the Company’s intent with respect to the treatment of the Nonqualified Option upon certain terminations of employment of the Employee; and

WHEREAS, the Company and the Employee desire to modify the terms of the Nonqualified Option by amending the Option Agreement;

NOW THEREFORE, the Company hereby amends the Option Agreement as follows:

1. A new Section shall be added to the Option Agreement as the last Section of the Option Agreement which shall read as follows:

“Other Vesting; Additional Exercise Period. Notwithstanding anything to the contrary contained in this Agreement, the Employment Agreement entered into as of July 9, 2001, by and between MGM Mirage and the Participant (the “Employment Agreement”) or otherwise, with respect to any continued vesting and exerciseability of the Nonqualified Option which the Participant may be eligible to receive under Section 10 of the Employment Agreement that is determined, in whole or in part, by reference to a period of inactive status (including, without limitation, during the term of an expired or superseded agreement, as applicable), the continued vesting and exercise period shall be determined, in whole or in part, as applicable, by reference to a period of inactive status, if any, as provided under the Participant’s employment agreement with the Company or any of its affiliates (including, without limitation, any Parent or Subsidiary) in effect as of the applicable date of determination; provided, that such period shall in no event exceed the term of the Nonqualified Option as set forth in Section 3(a) of this Agreement. ”

2. Except as specifically amended hereby, the Option Agreement shall remain in full force and effect as originally executed.

3. This Amendment may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, this Amendment to MGM Mirage Nonqualified Stock Option Agreement is hereby executed in Las Vegas, Nevada to be effective as of the date set forth above.

MGM RESORTS INTERNATIONAL

By:	/s/ John M. McManus
	Name:	John M. McManus
	Title:	Executive Vice President, General Counsel & Secretary

AMENDMENT TO WILLIAM J. HORNBUCKLE NQ OPTION AGREEMENT COVERING MAY 3, 2005 NONQUALIFIED STOCK OPTION

GRANT

IN WITNESS WHEREOF, this Amendment to MGM Mirage Nonqualified Stock Option Agreement is hereby executed in Las Vegas, Nevada to be effective as of the date set forth above.

/s/ William J. Hornbuckle
William J. Hornbuckle

AMENDMENT TO WILLIAM J. HORNBUCKLE NQ OPTION AGREEMENT COVERING MAY 3, 2005 NONQUALIFIED STOCK OPTION

GRANTS